EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 15, 2003 by and among BIO-IMAGING TECHNOLOGIES, INC., a Delaware corporation with its principal office at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940 (the “Company”), and the persons listed as the Purchasers on the signature pages hereto (the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers shares (“Shares”) of the Company’s authorized but unissued common stock, $0.00025 par value per share (the “Common Stock”), in connection with an offering (the “Offering”) of up to 1,762,000 Shares of Common Stock; and

WHEREAS, each Purchaser wishes to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” of a party, means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b) “Closing Date” means, with respect to any Purchaser, the date of the Closing of such Purchaser’s purchase of Shares hereunder.

(c) “EGE” means Emerging Growth Equities, Ltd., a Pennsylvania limited partnership.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated there under.

(e) “Placement Agents” means EGE and Unterberg.

(f) “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

(g) “SEC” shall mean the Securities and Exchange Commission.

(h) “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(i) “Unterberg” means C.E. Unterberg, Towbin, a California limited partnership.

2. Purchase and Sale of the Shares.

2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchasers severally and not jointly, and each Purchaser hereby agrees to purchase from the Company severally and not jointly, at the Closing, at a purchase price per Share of $6.125 (the “Purchase Price”), the number of Shares obtained by dividing (a) the amount set forth on such Purchaser’s signature page hereto under the heading “Aggregate Subscription Amount” by (b) the Purchase Price. In the event that, with respect to any Purchaser, a fraction results from such calculation, the Company shall issue and sell to such Purchaser the greatest number of whole Shares obtained from such calculation and shall return to the Purchaser the difference between such Purchaser’s Aggregate Subscription Amount and the actual aggregate Purchase Price for the Shares so purchased by such Purchaser.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement, the purchase and sale of the Shares shall take place at an initial closing (the “Initial Closing”); provided, that, a minimum of one million (1,000,000) Shares have been subscribed for by a Purchaser or Purchasers (the “Minimum Subscription Amount”); and, provided, further, if necessary, one or more additional closings of at least one hundred thousand (100,000) Shares subsequent to the Initial Closing not to occur later than thirty (30) days after the Initial Closing (each a “Subsequent Closing,” and together with the Initial Closing, each a “Closing”) at the offices of the Company’s counsel, Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey, 08540, upon the acceptance by the Company of each Purchaser’s purchase of the Shares. On or prior to the applicable Closing, each Purchaser shall (a) execute this Agreement and the Registration Rights Agreement, together with such other documents relating to the purchase of the Shares as the Company may reasonably request, and deliver the same to Placement Agents to be held in escrow pending the Closing, and (b) deliver, by wire transfer or other form of payment in same day funds the amount of such Purchaser’s Aggregate Subscription Amount, to the escrow account established by Placement Agents at Wachovia Bank as escrow agent (the “Escrow Agent”), pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”), dated as of September 15, 2003, by and among the Company, the Escrow Agent and the Placement Agents. Upon each Closing, (i) the Company shall execute this Agreement and the Registration Rights Agreement, together with such other documents relating to the purchase of the Shares as the Purchasers may reasonably request, and deliver the same to each Purchaser in such Closing, (ii) Placement Agents shall release each such Purchaser’s executed Agreement, Registration Rights Agreement and other documents to the Company and (iii) the Escrow Agent shall release the funds in the escrow account to the Company. Within three business days after the Closing, the Company or its transfer agent shall deliver to each Purchaser a stock certificate registered in the name of the Purchaser, representing the number of Shares purchased by the Purchaser, as computed pursuant to Section 2.1 hereof. Notwithstanding anything herein to the contrary, if the Minimum Subscription Amount is not met within thirty (30) days of the date hereof, then the Escrow Agreement shall provide that the Escrow Agent shall return the proceeds to the Purchasers.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as of the date of this Agreement as follows:

3.1 Incorporation. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted.

3.2 Capitalization. The authorized capital stock of the Company consists of 18,000,000 shares of Common Stock, of which 8,870,852 shares are outstanding on the date hereof, and 1,750,000 shares of Preferred Stock, $0.00025 par value per share, of which no shares are outstanding on the date hereof. Except as set forth in Schedule 3.2 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Except as set forth in the SEC Documents, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

3.3 Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement, and the Registration Rights Agreement.

3.4 Sarbanes-Oxley Act; Internal Accounting Controls. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the applicable rules and regulations promulgated thereunder, that are currently effective with respect to the Company. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

3.5 Valid Issuance of the Shares. The Shares being purchased hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable, and free of all liens, encumbrances and restrictions imposed by law or the Company except for restrictions on transfer set forth herein or in the Registration Rights Agreement or imposed by applicable securities laws.

3.6 Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Shares. In reliance on, and assuming the accuracy of, the representations and warranties of the Purchasers in Section 4 hereof, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act.

3.7 Financial Statements. The Company has furnished or otherwise made available to each Purchaser its audited Consolidated Statements of Income, Stockholders’ Equity and Cash Flows for the fiscal year ended December 31, 2002, its audited Consolidated Balance Sheet as of December 31, 2002, and its unaudited Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for the six months ended June 30, 2003 and its unaudited Consolidated Balance Sheet as of June 30, 2003. All such financial statements are hereinafter referred to collectively as the “Financial Statements.” The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company on a consolidated basis and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. Since June 30, 2003, to the Company’s knowledge, there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), affairs, operations, prospects or condition (financial or other) of the Company or its Subsidiaries considered as one enterprise. Notwithstanding anything to the contrary in this Agreement, the Company’s current financial performance may vary materially from expectations disclosed in the Company’s SEC Documents (as such term is defined below) and other publicly released information by the Company due to, among other things, recent market volatility, the timing of the receipt of customer orders, customer seasonality and uncertainty in global markets and the Company’s markets, and such other factors as are set forth in the SEC Documents and other publicly released information by the Company.

3.8 SEC Documents. The Company has furnished or otherwise made available to each Purchaser a true and complete copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, the Company’s Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2003 and March 31, 2003 and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing December 31, 2002, and ending on the date hereof (all such materials being called, collectively, the “SEC Documents”). As of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document filed with the SEC prior to the date hereof.

3.9 Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein, other than for Regulation D and state blue sky filings with respect to the sale of Shares which will be made post-closing in accordance with such laws, and therein have been obtained and will be effective as of the Closing Date, provided that this representation and warranty is made in reliance on, and assuming the accuracy of, the representations and warranties of the Purchasers in Section 4 hereof to the extent that the accuracy of such representations and warranties are relevant to the determination of whether any such consent, approval, order or authorization is required.

3.10 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations applicable to the Company, its Subsidiaries or their respective properties or assets, except in the case of clause (ii)to the extent that such violations and defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, its Subsidiaries and their respective properties and assets.

3.11 Placement Agents. In consideration for services rendered by the Placement Agents in placing the Shares, the Company has agreed to pay the Placement Agents an aggregate cash commission equal to six percent (6%) of the gross proceeds of the sale of the Shares sold under this Agreement. Other than as set forth herein, the Company has no obligation to pay brokers’ fees or commissions by virtue of the sale of the Shares. It is understood and agreed that each of the Placement Agents (or any of their respective affiliates, employees and partners) may, solely at such person’s discretion and without any obligation to do so, purchase Shares as principal so long as the fact that the Placement Agent(s) (or any of their respective affiliates, employees or partners) is a Purchaser is disclosed to the Company.

3.12 Absence of Litigation. There is no action, suit, proceeding or, to the Company’s knowledge, investigation, pending, or, to the Company’s knowledge, threatened by or before any governmental body against the Company or any of its Subsidiaries and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, could reasonably be expected to have a material adverse effect on the Company or its Subsidiaries considered as one enterprise. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

3.13 Lock-Up Agreement. At the Closing, each of the Company’s directors and executive officers identified as Named Executive Officers in the Company’s Proxy Statement for its 2003 Annual Meeting of Stockholders, shall enter into the Lock-Up Agreement, in the form attached as Schedule 3.13 hereto.

3.14 Reporting Status; Form S-3 Eligibility. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Company satisfies the eligibility requirements for the use of Form S-3 under the Securities Act set forth in General Instruction I.A. to Form S-3. All documents filed with the SEC in the 12 months preceding the applicable closing date complied in all material respects with the SEC’s requirements as of their respective filing dates and do not contain any non-GAAP financial measures prohibited by Regulation G, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.15 No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the Company or its Subsidiaries, considered as one enterprise, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a material adverse effect on the Company or its Subsidiaries, considered as one enterprise.

3.16 Property. Except as disclosed in the SEC Documents, the Company and its Subsidiaries (i) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would interfere with the use made thereof by them and (ii) hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made thereof by them, except in each case when the failure to so have or hold such properties would not have a material adverse effect on the Company or its Subsidiaries, considered as one enterprise.

3.17 Intellectual Property. Except as specifically disclosed in the SEC Documents (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names, designs, manufacturing or other processes, systems, data compilation, research results, know-how or other proprietary rights (collectively, “Intellectual Property”) that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the SEC Documents except where the failure to currently own or possess would not have a material adverse effect on the Company or its Subsidiaries, considered as one enterprise, (ii) neither the Company nor any of its Subsidiaries is infringing, or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the Company or its Subsidiaries, considered as one enterprise and (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a material adverse effect on the Company or its Subsidiaries, considered as one enterprise. The consummation of the transactions contemplated by this Agreement will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property.

Except as disclosed in the SEC Documents, all material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company thereunder.

The Company and the Subsidiaries have taken commercially reasonable steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of all Intellectual Property with respect to their business plans, strategies, products and technology. Each employee, consultant and contractor who has had access to material confidential information or trade secrets of the Company or its Subsidiaries has executed an agreement to maintain the confidentiality of such information and, except under confidentiality obligations, to the knowledge of the Company, there has been no material disclosure of any of the Company’s or its Subsidiary’s confidential information or trade secrets to any third party. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee’s engagement in business activities of any nature that, individually or in the aggregate, would have a material adverse effect on the Company or its Subsidiaries, considered as one enterprise. To the knowledge of the Company, no person is making unauthorized use of any confidential information or trade secrets of the Company.

3.18 Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.19 Environmental. None of the premises or any properties owned, occupied or leased by the Company or its Subsidiaries (the “Premises”) has been used by the Company or the Subsidiaries or, to the Company’s knowledge, by any other person, to manufacture, treat, store, or dispose of any substance that has been designated to be a “hazardous substance” under applicable Environmental Laws (“Hazardous Substances”) in violation of any applicable Environmental Laws (hereinafter defined). To its knowledge, the Company has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Company or, to the Company’s knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Company under applicable Environmental Laws. The Company and, to the Company’s knowledge, any other person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the “Environmental Laws”). Neither the Company nor, to the Company’s knowledge, any other person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Company’s knowledge, threatened against the Company or, to the Company’s knowledge, any such person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Company, there is no basis for the institution of any such proceeding, suit or investigation.

3.20 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a material adverse effect on the Company.

3.21 AMEX Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The American Stock Exchange (“AMEX”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from AMEX, nor has the Company any knowledge of any fact or circumstance that may give rise to such event or received any notification that the SEC or AMEX is contemplating terminating such registration or listing.

4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as of the Closing Date as follows:

4.1 Authorization. All action on the part of the Purchaser and, if applicable, its officers, directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Purchaser has all requisite power or corporate power, whichever is applicable, to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

4.2 Purchase Entirely for Own Account. The Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. The name of the Purchaser as it appears on the signature page hereto is the name such Shares shall be issued to and is the name that is to appear in any registration statement filed pursuant to the Registration Rights Agreement.

4.3 Investor Status; Etc. The Purchaser is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. The Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Purchaser has carefully read the SEC Documents and has relied solely on the information contained therein and herein.

4.4 Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any state, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser further understands that, except as provided in the Registration Rights Agreement, the Company is under no obligation to register any of the Shares on the Purchaser’s behalf or to assist the Purchaser in complying with any exemption under the Securities Act or applicable state securities laws.

4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets.

4.6 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

4.7 Company Representations and Warranties. No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations and warranties of the Company contained herein, and in purchasing the Shares the Purchaser is not relying on any representations relating to the Company other than those contained herein.

4.8 No Recommendation. The Purchaser understands that no federal or state agency has made any findings or determination as to the fairness of the offering of the Shares hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Shares (or any part thereof).

5. Conditions Precedent.

5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchasers that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b) The Registration Rights Agreement shall have been executed and delivered by the Company.

(c) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e) The purchase of and payment for the Shares by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Shares, shall have been duly obtained or made and shall be in full force and effect.

(f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchasers may have reasonably requested in connection with such transactions.

(g) A legal opinion of Hale and Dorr LLP, counsel to the Company, in form and substance reasonably satisfactory to the Purchasers.

5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to the Purchasers the Shares to be purchased at the Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b) The Registration Rights Agreement shall have been executed and delivered by the Purchasers.

(c) The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

(d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e) The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Shares, shall have been duly obtained or made and shall be in full force and effect.

(f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

6. Transfer, Legends.

6.1 Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company or its transfer agent, upon delivery by the Purchaser of an opinion of counsel reasonably satisfactory to the Company and its counsel to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2 Legends. Each certificate representing any of the Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY OR ITS TRANSFER AGENT, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.”

7. Escrow Agreement. In connection with and in consideration of this Agreement, each Purchaser severally and not jointly hereby adopts and agrees to be bound by the terms and conditions of the Escrow Agreement, as if the Purchaser had executed such Escrow Agreement.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 8.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made. The parties hereto agree that upon a Closing the Company may issue a press release in substantially the form attached hereto as Schedule 8.1.

8.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

8.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.5 Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be (i) if delivered by first-class mail, three business days after so mailed, (ii) if delivered by overnight carrier, one business day after so mailed, (iii) if delivered by hand, on the date of delivery, or (iv) if delivered by facsimile, upon electronic confirmation of receipt.

(b) All correspondence to the Company shall be addressed as follows:

Bio-Imaging Technologies, Inc.

826 Newtown-Yardley Road

Newtown, PA 18940

Attention: Ted Kaminer – Senior Vice President, Chief Financial Officer

Telephone: (267) 757-3000

Telecopier: (267) 757-3010

with a copy to:

Hale and Dorr LLP

650 College Road East

Princeton, NJ 08540

Attention: William J. Thomas

Telephone: (609) 750-7654

Telecopier: (609) 750-7700

(c) All correspondence to the Purchasers shall be addressed to each Purchaser at its address set forth on its signature page hereto.

(d) Any party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any conflicts of laws concepts which concepts, which would apply the substantive law of some other jurisdiction.

8.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.10 Expenses. Each party will bear its own costs and expenses in connection with this Agreement. The Company has agreed to pay EGE upon all Closings a non-accountable expense allowance up to 1.0% of the gross proceeds received by the Company under the Agreement..

8.11 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No Purchaser may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Company. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Purchasers holding a majority of the Shares then outstanding. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

8.12 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of one year.

8.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers.

8.14 Counterparts. This Agreement may be executed in a number of counterparts, each of which together, shall for all purposes constitute one Agreement, binding on all of the parties hereto, notwithstanding that all such parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

BIO-IMAGING TECHNOLOGIES, INC.

By:
Mark L. Weinstein, President & Chief Executive Officer

PURCHASER:

Print Name of Purchaser:

By:
Name:
Title:

Purchaser’s Address and Fax Number for Notice:

Social Security/Tax Identification Number:

Aggregate Subscription Amount:

Email Address or Fax Number for Notification of Purchase Price Calculation:

All funds should be delivered to the Escrow Agent for the benefit of the Company by bank wire transfer or other form of payment in same day funds as follows:

Wachovia Bank

Charlotte, North Carolina

ABA# 053000219

WB# 5000000016439

Attn: CT1870 Jerry Arleth

FFC: Bio-Imaging Technologies, Inc.

Escrow A/C#

Notify: (215) 670-6305

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Schedule 3.2

Capitalization

1. Options to purchase an aggregate of 1,729,457 shares of the Company’s Common Stock are outstanding under the Company’s 1991 Stock Option Plan and the 2002 Stock Incentive Plan as of the date of the Agreement.

2. No Warrants to purchase shares of the Company’s Common Stock are outstanding as of the date of the Agreement.

Schedule 3.13

LOCK-UP AGREEMENT

I,                     , in connection with Section 3.13 of that certain Securities Purchase Agreement, dated as of September     , 2003 (the “Securities Purchase Agreement”), among certain Purchasers and Bio-Imaging Technologies, Inc., a Delaware corporation (the “Company”), do hereby agree that prior to the expiration of 180 days from the effective date of the registration statement (the “Registration Statement”) covering the shares of the Company’s Common Stock issued pursuant to the Securities Purchase Agreement, I will not sell, contract to sell, pledge, make any short sale or make any other disposition of, or grant any purchase option for the sale of, any shares of common stock of the Company (“Common Stock”) or any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or represent the right to receive, shares of Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, without first obtaining the written consent of the Purchasers, except for: (i) bona fide gifts to persons who deliver a certificate substantially in the form of this Lock-Up Agreement to the Purchasers in the Securities Purchase Agreement; or (ii) shares of the Company’s Common Stock sold pursuant to a written plan contemplated by Rule 10b5-1(c)(A)(3) of the U.S. Securities Exchange Act of 1934, as amended; provided, that, such shares may only be sold after the Registration Statement is declared effective.

The undersigned understands that the Company and the Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that, subject to the following sentence, this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall be void ab initio if the Initial Closing (as defined in the Securities Purchase Agreement) does not occur by September     , 2003.

IN WITNESS WHEREOF, I have signed this Lock-Up Agreement as of September     , 2003.

Name:

Schedule 8.1 – Form of Press Release

See Exhibit 99.1